Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
CSC Holdings, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-71965) on Form S-3 of CSC Holdings, Inc. of our report dated February 27, 2007, except for Note 23, which is as of  August 10, 2007, with respect to the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholder’s deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2006, and our report dated February 27, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in this combined report on Form 8-K of CSC Holdings, Inc. and Cablevision Systems Corporation.

As discussed in our report dated February 27, 2007, except for Note 23, which is as of August 10, 2007, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment as of January 1, 2006 and adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/ KPMG LLP
Melville, New York
August 10, 2007